Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 11, 2013, with respect to the consolidated financial statements of Thomas Properties Group, Inc., included in its Annual Report (Form 10-K) as of December 31, 2012 and 2011, and for each of the years in the three year period ended December 31, 2012, filed with the Securities and Exchange Commission, included herewith and incorporated by reference into this Current Report (Form 8-K) of Parkway Properties, Inc. filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California

October 3, 2013